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                                                     DRS TECHNOLOGIES, INC.

                                                           EXHIBIT 11

                                         SCHEDULE OF COMPUTATIONS OF PER SHARE EARNINGS

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                                                                         Three Months Ended              Six Months Ended
                                                                            September 30,                  September 30,
                                                                     --------------------------      --------------------------
                                                                        1997            1996            1997            1996
                                                                     ----------      ----------      ----------      ----------
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                                 PRIMARY

Net earnings for primary earnings per share ....................     $1,467,000      $1,396,000      $2,810,000      $2,516,000
                                                                     ==========      ==========      ==========      ==========

Weighted average number of shares outstanding ..................      5,591,000       5,510,000       5,589,000       5,492,000

Add -- common equivalent shares (determined using the
  "treasury stock" method) representing shares issuable
  upon exercise of employee stock options ......................        296,000         233,000         259,000         220,000
                                                                     ----------      ----------      ----------      ----------
Weighted average number of shares used in calculation
  of primary earnings per share ................................      5,887,000       5,743,000       5,848,000       5,712,000
                                                                     ==========      ==========      ==========      ==========

Primary earnings per share .....................................     $     0.25      $     0.24      $     0.48      $     0.44
                                                                     ==========      ==========      ==========      ==========

                              FULLY DILUTED

Net earnings ...................................................     $1,467,000      $1,396,000      $2,810,000      $2,516,000

Add -- interest on 8-1/2% Convertible Subordinated
  Debentures, net of applicable income taxes ...................         67,000          65,000         134,000         130,000

Add -- interest on 9% Senior Subordinated Convertible
  Debentures, net of applicable income taxes ...................        362,000         351,000         721,000         698,000

Add -- amortization of deferred issuance costs relating
  to 9% Senior Subordinated Convertible Debentures,
  net of applicable income taxes ...............................         39,000          36,000          78,000          72,000
                                                                     ----------      ----------      ----------      ----------
Net earnings for fully diluted earnings per share ..............     $1,935,000      $1,848,000      $3,743,000      $3,416,000
                                                                     ==========      ==========      ==========      ==========
Weighted average number of shares used in calculation
  of primary earnings per share ................................      5,887,000       5,743,000       5,848,000       5,712,000

Add (deduct) incremental shares representing:

  Shares issuable upon exercise of stock options
    included in primary earnings per share calculation .........       (296,000)       (233,000)       (259,000)       (220,000)

  Shares issuable upon exercise of stock options based
    on period-end market prices ................................        362,000         239,000         297,000         242,000

  Shares issuable upon conversion of 8-1/2% Convertible
    Subordinated Debentures ....................................        333,000         333,000         333,000         333,000

  Shares issuable upon conversion of 9% Senior
    Subordinated Convertible Debentures ........................      2,825,000       2,825,000       2,825,000       2,825,000
                                                                     ----------      ----------      ----------      ----------
Weighted average number of shares used in calculation
  of fully diluted earnings per share ..........................      9,111,000       8,907,000       9,044,000       8,892,000
                                                                     ==========      ==========      ==========      ==========

Fully diluted earnings per share ...............................     $     0.21      $     0.21      $     0.41      $     0.38
                                                                     ==========      ==========      ==========      ==========
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